UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         November 22, 2010

VOIS INC.

(Exact name of registrant as specified in its charter)

Florida	000-33035	95-4855709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8709 Hunters Green Drive, Suite 300, Tampa, FL	33647
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(813) 925-5845

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

VOIS Inc., a Florida corporation, has filed Articles of Amendment to our Articles of Incorporation with the Secretary of State of Florida which, when effective, will:

•	undertake a 1:200 reverse stock split of our outstanding common stock, and

•	reduce the number of our authorized shares of common stock from 100,000,000,000 shares to 100,000,000 shares.

As set forth in our definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on November 4, 2010, this amendment was approved by our Board of Directors on October 15, 2010 and by the holders of a majority of our outstanding common stock on November 3, 2010.

The record date for the reverse stock split is November 22, 2010 and the effective date of the reverse split and the charter amendment reducing the number of authorized shares of common stock is close of business on November 23, 2010.

Our new CUSIP number following the reverse stock split will be 91829A 204.  Our common stock will be quoted on the OTC Bulletin Board under the symbol “VOISD” for 20 trading days following the reverse and thereafter the symbol will revert back to “VOIS.”

We are not undertaking a mandatory exchange of stock certificates.  On the effective date of the reverse stock split, each certificate representing a number of pre-split shares will represent the number of post-split shares.  All fractional shares will be rounded up to the nearest whole share.

Our Board and the holders of a majority of our outstanding common stock have also approved a second charter amendment changing the par value of our common stock from $0.00001 per share to $0.001 per share as described in the Information Statement.  We intend to file these Articles of Amendment with the Secretary of State of Florida following the effectiveness of the reverse stock split.

Item 7.01         Regulation FD Disclosure.

On November 22, 2010 we issued a press release announcing the reverse stock split.  A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01         Financial Statements and Exhibits.

(d)        Exhibits

3.13	Articles of Amendment to the Articles of Incorporation as filed on November 3, 2010

3.14	Articles of Amendment to the Articles of Incorporation reducing the par value of the common stock

99.1	Press release dated November 22 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOIS INC.

Date: November 22, 2010	By:	/s/ Bill Marginson Bill Marginson, Chief Executive Officer and President